Exhibit 99.3

TESSCO Enters Into Definitive Merger Agreement

TESSCO Shareholders to Receive $9 Per Share in Cash in $161.4 Million Acquisition

HUNT VALLEY, MD, April 12, 2023, - TESSCO TECHNOLOGIES INCORPORATED (NASDAQ: TESS), (“Tessco” or the “Company”), today announced that the Company has entered into a definitive merger agreement with entities affiliated with Lee Equity Partners and Twin Point Capital, which also own Alliance Corporation (“Alliance”), a value-added distributor of equipment for the wireless industry, and GetWireless, LLC (“GetWireless”), a value-added distributor of cellular solutions that connect the Internet of Things (IoT). Under the terms of the merger agreement, all outstanding shares of Company common stock will be acquired for $9.00 in cash, resulting in a Company enterprise value of approximately $161.4 million.

The merger, which has been unanimously approved by Tessco’s board of directors, reflects a premium of approximately 91% to the closing price of the last trading day prior to the date of this announcement and a premium of approximately 97% to Tessco’s 30-day volume-weighted average stock price as of April 11, 2023.

The merger is expected to close in the third calendar quarter of 2023, subject to the approval of Tessco’s shareholders and the satisfaction of customary closing conditions.

Following the closing of the transaction, Tessco will maintain its facilities in Hunt Valley and Timonium, Maryland and in Reno, Nevada, as well as broaden its facility footprint, product offering, and value-added capabilities by partnering with Alliance and GetWireless to create a leading value-added telecommunications distributor in North America.

“This deal is a win for Tessco shareholders and our customers,” said Sandip Mukerjee, Tessco’s President and Chief Executive Officer. “The transaction price and premium reflect the success of our considerable turnaround efforts over the past three years, as well as Tessco’s current growth trajectory. Moreover, our customers will benefit from a greater breadth of products and service options as we team with two companies that are true leaders in serving the wireless industry, and that share our commitment to innovation and customer service.”

“We are excited about the prospects for partnering with Tessco, given its first-rate management team, technical competency, strong supplier relationships, and fantastic partnerships in the carrier and value-added reseller and integrator markets,” said Ron Moss, CEO of Alliance. “We look forward to continuing to serve the growing and increasingly complex needs of the wireless telecommunications industry and providing our customers with a comprehensive portfolio of the highest quality products and services.”

William Blair & Company L.L.C. is serving as Tessco’s exclusive financial advisor, and Ballard Spahr LLP is acting as the Company's legal counsel. Weil, Gotshal & Manges LLP, DLA, and Harter Secrest & Emery LLP are serving as legal counsel to Lee Equity Partners and Twin Point Capital.

About TESSCO Technologies Incorporated (NASDAQ: TESS)

TESSCO Technologies, Inc. (NASDAQ: TESS) is a value-added technology distributor, manufacturer, and solutions provider serving commercial customers in the wireless infrastructure ecosystem. The Company was founded more than 40 years ago with a commitment to deliver industry-leading products, knowledge, solutions, and customer service. Tessco supplies products to the industry’s top manufacturers in mobile communications, Wi-Fi, Internet of Things (“IoT”), wireless backhaul, and more. Tessco is a single source for outstanding customer experience, expert knowledge, and complete end-to-end solutions for the wireless industry. For more information, visit www.tessco.com.

About Alliance Corporation

Alliance Corporation distributes equipment for wireless network infrastructure, in-building signal enhancement solutions, cellular broadband systems, next generation 5G networks, fixed wireless and private enterprise networks, as well as cellular solutions that connect the Internet of Things. Alliance provides pre- and post-sale technical support, engineering, radio configuration and training services. Alliance serves telecommunication carriers, fixed wireless broadband service providers, OEMs, systems integrators, resellers, and contractors in education, enterprise, federal government, military, healthcare, industrial, municipal government, oil and gas, mining, public safety, security, utilities, and transportation industries. Visit www.alliancecorporation.ca.

Alliance merged with GetWireless, LLC, a value-added distributor of cellular solutions that connect the Internet of Things (IoT). Given its strategic portfolio of embedded modules, end-device modems, intelligent gateways, and cellular boosters, GetWireless supplies the most advantageous cellular solutions for a broad array of IoT applications. GetWireless enables mobile network operators, value-added resellers, integrators, and OEMs across a wide range of enterprise, industrial, government, and SMB applications. Visit www.getwirelessllc.com.

About Lee Equity Partners

Lee Equity Partners, LLC is a New York-based private equity firm that partners with successful management teams to build companies with strong growth potential. Lee Equity targets equity investments of $50 million to $150 million in middle-market control buyouts and growth capital financings in companies with enterprise values of $100 million to $500 million that are located primarily in North America. The firm invests within three distinct sectors, healthcare services, financial services, and business services, where the team has developed deep relationships over decades. For more information, visit www.LeeEquity.com.

About Twin Point Capital

Twin Point Capital is a New York-based principal investment firm, which partners with outstanding management teams to build market leading companies. Twin Point’s portfolio includes investments in the communications, technology and technology-enabled service industries.

Important Additional Information and Where to Find It

This communication relates to the proposed merger involving Tessco Technologies Incorporated. In connection with the proposed merger, Tessco plans to file with the Securities and Exchange Commission (the “SEC”) preliminary and definitive proxy statements and other relevant documents. This communication is not a substitute for the proxy statement or any other document that Tessco may file with the SEC or send to its shareholders in connection with the proposed merger. Before making any voting decision, shareholders of Tessco are urged to read all relevant documents filed with the SEC, including the proxy statement, when they become available because they will contain important information about the proposed merger. Investors and security holders will be able to obtain the proxy statement and other documents filed by Tessco with the SEC (when available) free of charge at the SEC’s website, www.sec.gov, or from Tessco at the investor relations page of its website, ir.tessco.com/overview/default.aspx. These documents are not currently available.

Participants in the Solicitation

Tessco and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Tessco common stock in respect of the proposed merger. Information about the directors and executive officers of Tessco is set forth in Tessco’s Annual Report on Form 10-K for the year ended March 27, 2022, filed with the SEC on May 26, 2022 and proxy statement for its 2022 Annual Meeting of Shareholders, filed with the SEC on June 17, 2022. Additional information regarding potential participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant documents to be filed by Tessco with the SEC in respect of the proposed merger.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on current expectations and beliefs of Tessco’s management and Alliance’s management and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the forward-looking statements herein due to risks and uncertainties. These risks and uncertainties include, but are not limited to, those associated with: the parties’ ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that would give rise to the termination of the merger agreement and the fact that certain terminations of the merger agreement require the Company to pay a termination fee of $4 million; the failure to satisfy each of the conditions to the consummation of the merger; the disruption of management’s attention from ongoing business operations due to the merger; the effect of the announcement of the merger on Tessco’s relationships with its customers, as well as its operating results and business generally; the outcome of any legal proceedings related to the merger; retention of employees of Tessco following the announcement of the merger; and the fact that Tessco’s stock price may decline significantly if the merger is not completed.

The above discussion should not be construed as exhaustive and should be read in conjunction with our other disclosures, including but not limited to the risk factors and other factors described in our Annual Report on Form 10-K for the year ended March 27, 2022, including Part I, Item 1A, "Risk Factors" therein, and our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other securities filings with the SEC that are available at the SEC's website at www.sec.gov. New risks emerge from time to time. It is not possible for our management to predict all risks.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. We disclaim any duty to update any of these forward-looking statements after the date of this press release to confirm these statements to actual results or revised expectations, except as may be required by law.

Contacts

TESSCO Technologies Incorporated
Aric Spitulnik
Chief Financial Officer
410-229-1419
spitulnik@tessco.com

David Calusdian
Sharon Merrill Associates, Inc.
617-542-5300
TESS@investorrelations.com

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